EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
EPR Properties:

We consent to the incorporation by reference in the registration statements (Nos. 333-211813 and 333-211812) on Form S-3, the registration statements (Nos. 333-215099 and 333-78803) on Form S-4, and the registration statements (Nos. 333-211815, 333-189028, 333-159465, 333-142831, and 333-76625) on Form S-8 of EPR Properties of our reports dated February 28, 2017, with respect to the consolidated balance sheets of EPR Properties and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in equity, and cash flows, for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedules listed in Item 15 (2) of the Form 10-K, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10‑K of EPR Properties.

/s/ KPMG LLP

Kansas City, Missouri
February 28, 2017